Exhibit 99.1

Horizon Technology Finance Appoints Paul Seitz as Chief Investment Officer

Farmington, Connecticut – June 9, 2025 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or “HRZN”) (the “Company”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity backed and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries, announced today that it has appointed Paul Seitz as its new Chief Investment Officer.

Concurrently, Daniel Devorsetz has stepped down as Chief Operating Officer and Chief Investment Officer, but will remain involved with the Company through September 2025.

“We are thrilled to welcome Paul as our new Chief Investment Officer,” said Michael P. Balkin, Chief Executive Officer of Horizon. “Paul has a proven track record of building high-quality, tech-focused portfolios from his time at Monroe Capital, and his deep expertise in software underwriting makes him the ideal choice to lead our next phase of growth. Paul will also further enhance the relationship between Horizon and Monroe, enabling us to further leverage Monroe’s broader capabilities and infrastructure as we seek to deliver meaningful value to our shareholders. I also want to express our sincere gratitude to Dan Devorsetz for his invaluable contributions over the past two decades. Dan’s leadership and insight have been instrumental in building Horizon into the Company it is today.”

Mr. Seitz joins Horizon from Monroe Capital, where he served as Managing Director and Head of Software Underwriting. During his tenure, Paul was responsible for leading and managing the underwriting process within the software, technology and tech-enabled services industry, focusing on pre-IPO and growth-stage technology companies, managing a portfolio of loan transactions, and various account management functions. He started at Monroe in 2019 and brings over 10 years of experience in technology lending and investing. Prior to Monroe, Mr. Seitz was a Vice President at TriplePoint Capital, covering both the North American and European markets, and was responsible for identifying and evaluating investment opportunities, due diligence, market research, financial modeling and business model analysis. His experience also includes roles at NXT Capital, as Senior Analyst on the Venture Finance team, and Duff & Phelps as an Analyst. Mr. Seitz earned his B.S. in Finance from Penn State.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819